CUSIP No.
702915109



Schedule 13 G                                                        Page 8 of 8

CUSIP No. 702915109


                                    EXHIBIT A

                             JOINT FILING AGREEMENT


          ProMed Partners, L.P., and Barry Kurokawa each hereby agree that the Amendment No. 2 to Schedule 13G to which this Exhibit is attached and any amendments thereto relating to the acquisition of shares of Common Stock of Patient Infosystems Inc. are filed jointly on behalf of each such person.


Dated:   February 28, 2002


                                   /s/ Barry Kurokawa
                                   -----------------------------------
                                   Barry Kurokawa



                                   PROMED PARTNERS, L.P.

                                   By:      ProMed Asset Management, L.L.C.
                                            its General Partner


                                   By:      Blackriver Capital Management, Ltd.
                                            a Managing Member

                                   By:      /s/ Barry Kurokawa
                                            -----------------------------------
                                            Name:  Barry Kurokawa
                                            Title: President